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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2005 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-115114) and related Prospectus of Pliant Corporation for the registration of $320,000,000 of 13% Senior Subordinated Notes due 2010 and for the registration of $250,000,000 of 11 1/8% Senior Secured Notes due 2009.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
June 13, 2005

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  Exhibit 23.3